EXHIBIT 4.1
                       AMENDMENT NO. 1 TO RIGHTS AGREEMENT

         AMENDMENT NO. 1 TO RIGHTS AGREEMENT, dated as of March 27, 2002 (the "Amendment"), by and between PENN VIRGINIA CORPORATION, a Virginia corporation (the "Company"), and AMERICAN STOCK TRANSFER & TRUST COMPANY, a New York corporation (the "Rights Agent").

         WHEREAS, on February 11, 1998, the Company and the Rights Agent entered into a Rights Agreement (the "Agreement"); and

         WHEREAS, pursuant to Section 27 of the Agreement, the Company has determined to modify the terms of the Agreement in certain respects.

         NOW, THEREFORE, in consideration of the promises and mutual agreements herein set forth, and intending to be legally bound hereby, the parties hereto agree that the Agreement shall be and hereby is amended in the following manner:

         Section 1.  Definitions.
                     -----------

         (a) The first sentence of Subsection 1(a) of the Agreement is hereby amended and restated in its entirety to read as follows: "Acquiring Person" shall mean (i) any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding, other than an Exempt Person (as hereinafter defined), or (ii) an Adverse Person (as hereinafter defined).

         (b) Subsection 1(c)(ii) of the Agreement is hereby amended to insert the following at the end thereof: "and provided, further, that in no case shall
                                       --------  -------
an officer or director of the Company be deemed (x) the beneficial owner of any securities beneficially owned by another officer or director of the Company solely by reason of actions undertaken by such persons in their capacity as officers or directors of the Company; or (y) the beneficial owner of securities held of record by the trustee of any employee benefit plan of the Company or any Subsidiary of the Company for the benefit of any employee of the Company or any Subsidiary of the Company, other than the officer or director, by reason of any influence that such officer or director may have over the voting of the securities held in the plan.

         (c) Section 1 of the Agreement is hereby amended to insert the following definitions in appropriate alphabetical order, and the Subsections of
Section 1 are relettered accordingly:

                  (b) "Adverse Person" shall mean any Person declared by the Board of Directors (provided that at least a majority of the members of the Board of Directors are Continuing Directors and such declaration is approved by a majority of such Continuing Directors) to be an Adverse Person after (i) a determination by the Board of Directors that such Person, together with all Affiliates and Associates of such Person, has become the Beneficial Owner of 10% or more of the shares of Common


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         Stock then outstanding; and (ii) a determination by the Board of
         Directors, in accordance with its good faith business judgment of the best interests of the Company, that:

                           (i) such Beneficial Ownership by such Person is intended to or is reasonably likely to either (A) cause the Company to repurchase the Common Stock beneficially owned by such Person, or (B) cause pressure on the Company to take action or enter into a transaction or series of transactions that would provide such Person with short-term financial gain or other benefits under circumstances where the Board of Directors determines that the long-term best interests of the Company would not be served by taking such action or entering into such transactions or series of transactions at that time; or

                           (ii) such Beneficial Ownership is causing or reasonably likely to cause a material adverse impact (including, but not limited to, impairment of relationships with customers or suppliers, impairment of the Company's ability to maintain its competitive position or impairment of the Company's ability to implement its long-term strategic plan) on the business, financial position or prospects of the Company or any other entity in which the Company has a substantial economic interest;

         provided, however, that the Board of Directors may not declare a Person
         --------  -------
         to be an Adverse Person if, prior to the time that such Person acquired 10% or more of the Common Stock, such Person provided to the Board of Directors a written statement of such Person's proposed acquisition of such Common Stock, together with any other information reasonably requested of such Person by the Board of Directors, and the Board of Directors (provided, that at least a majority of the members of the Board of Directors are Continuing Directors and such determination is approved by a majority of such Continuing Directors), in accordance with its good faith business judgment of the best interests of the Company, determines to notify and notifies such Person in writing that it will not declare such Person to be an Adverse Person; and provided,
                                                                       --------
         further, that the Board of Directors may expressly condition in any
         -------
         manner a determination not to declare a Person an Adverse Person on such terms as the Board of Directors may specify, including, without limitation, that such Person shall not acquire more than a specified amount of Common Stock and/or that such Person shall not take actions inconsistent with the purposes and intentions disclosed by such Person in the statement provided by such Person to the Board of Directors. In the event that the Board of Directors should at any time determine, in accordance with its good faith business judgment of the best interests of the Company, that such Person has not met or complied with any condition specified by the Board of Directors, the Board of Directors may at any time thereafter declare such Person to be an Adverse Person. No delay or failure by the Board of Directors to declare a Person to be an Adverse Person shall in any way waive or otherwise affect the power of the Board of Directors subsequently to declare a Person to be an Adverse Person.



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

                  (c) "Adverse Change of Control" shall mean a change (resulting from a proxy or consent solicitation) in any of the directors in office at the commencement of such solicitation, if any Person who is or was a participant in such solicitation has stated (or if upon the commencement of such solicitation, a majority of the Board of Directors of the Company has determined in good faith) that such Person (or any of its Affiliates or Associates) has taken or intends to take, or may consider taking, any action that would result in such Person becoming an Acquiring Person or that would cause the occurrence of a Triggering Event.

                  (i) "Continuing Director" shall mean (i) any member of the Board of Directors of the Company who, while such Person is a member of the Board, is not an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, or a representative of an Acquiring Person or of any such Affiliate or Associate, and was a member of the Board prior to the Record Date, or (ii) any Person who subsequently becomes a member of the Board who, while such Person is a member of the Board, is not an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, or a representative of an Acquiring Person or of any such Affiliate or Associate, if such Person's nomination for election or election to the Board is recommended or approved by a majority of the Continuing Directors, provided that a majority of the Board of Directors are Continuing Directors.

         Section 2. Issue of Right Certificates. Section 3(a) of the Agreement
                    ---------------------------
is amended by deleting the first parenthetical in clause (ii) of the first sentence thereof, and inserting in its place the following: "(or such later date as may be determined by action of the Board of Directors prior to such time as any Person becomes an Acquiring Person, provided that if such determination occurs on or after the date of an Adverse Change of Control, then such date may be extended only if a majority of the Board of Directors are Continuing Directors and such extension is authorized by a majority of such Continuing Directors)".

         Section 3. Consolidation, Merger or Sale or Transfer of Assets or
                    ------------------------------------------------------
Earning Power. Section 13 of the Agreement is amended as follows:
-------------

         (a) Subsection 13(a) of the Agreement is hereby amended to insert the following immediately prior to clause (x) therein: "(w) the Company shall be a party to a statutory share exchange with any other Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(o) hereof) after which the Company is a Subsidiary of any other Person,".

         (b) Subsection 13(b)(i) of the Agreement is hereby amended to insert "(w)," immediately prior to "(x)" therein.

         Section 4. Redemption and Termination. Section 23 of the Agreement is
                    --------------------------
amended and restated in its entirety to read as follows:

                  (a) The Rights may be redeemed by action of the Board of Directors pursuant to paragraph (b) of this Section 23 and shall not be redeemed in any other manner.



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

                  (b) The Board of Directors of the Company may, at its option, at any time prior to such time as any Person becomes an Acquiring Person, redeem all but not less than all the then-outstanding Rights at a redemption price of $.001 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the Record Date; provided, however, that if such
                                          --------  -------
         redemption takes place after an Adverse Change of Control, at least a majority of the members of the Board of Directors must be Continuing Directors and such redemption must be approved by a majority of such Continuing Directors (such redemption price being hereinafter referred to as the "Redemption Price"). The redemption of the Rights by the Board of Directors may be made effective at such time on such basis and with such conditions as the Board of Directors in its sole discretion may establish. The Company may, at its option, pay the Redemption Price in cash, shares of Common Stock (based on the current market price per share at the time of redemption) or any other form of consideration deemed appropriate by the Board of Directors. Notwithstanding the foregoing, in the event payment of the Redemption Price to a holder of Rights would result in the Payment of an amount not equal to $.01 or an integral multiple of $.01, the amount to be paid shall be rounded upward to the next $.01.

                  (c) Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights pursuant to paragraph
         (b) of this Section 23 and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. The Company shall promptly give public notice of any such redemption; provided, however, that the failure to give, or any
                          --------  -------
         defect in, any such notice shall not affect the validity of such redemption. Within 10 days after such action of the Board of Directors ordering the redemption of the Rights pursuant to paragraph (b), the Company shall mail a notice of redemption to all the holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, subject to Section 7(e), prior to the Distribution Date, on the registry books of the transfer agent for the shares of Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. The Company shall not, and shall not cause any of its Affiliates or Associates to, redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this
         Section 23 or in Section 24 hereof, and other than in connection with the purchase of shares of Common Stock prior to the Distribution Date.

         Section 5. Exchange. Section 24(a) of the Agreement is amended by
                    --------
deleting the first parenthetical therein, and inserting in its place the following: "(provided that at least a majority of the members of the Board of Directors are Continuing Directors and such exchange is authorized by a majority of such Continuing Directors)".



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

         Section 6. Supplements and Amendments. Section 27 of the Agreement is
                     --------------------------
amended and restated in its entirety to read as follows:

         The Company may from time to time supplement or amend this Agreement without the approval of any holders of Rights Certificates in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any other provisions with respect to the Rights which the Company may deem necessary or desirable, any such supplement or amendment to be evidenced by a writing signed by the Company and the Rights Agent; provided, however, that if such supplement or amendment
                       --------  -------
         takes place after an Adverse Change of Control, at least a majority of the members of the Board of Directors must be Continuing Directors and such amendment or supplement must be approved by a majority of such
         Continuing Directors; and provided, further, that from and after such
                                   --------  -------
         time as any Person becomes an Acquiring Person, this Agreement shall not be amended in any manner which would adversely affect the interests of the holders of Rights (other than an Acquiring Person, or an Affiliate or Associate of any such Acquiring Person). Upon the delivery of a certificate from (i) an officer of the Company or, (ii) so long as any Person is an Acquiring Person or after an Adverse Change of Control, a majority of the Continuing Directors (provided that at least a majority of the members of the Board of Directors are Continuing Directors) stating that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment. Notwithstanding anything contained in this Agreement to the contrary, no supplement or amendment shall be made that changes the Redemption Price, accelerates the Final Expiration Date, changes the Purchase Price, or changes the number of one one-thousandths of a share of Preferred Stock for which a Right is exercisable. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of shares of Common Stock.

         Section  7. Determinations and Actions by the Board of Directors.
                     ----------------------------------------------------
Section 29 of the Agreement is amended by deleting the last sentence thereof and replacing it with the following:

         In accordance with Section 13.1-646 of the Virginia Stock Corporation Act (the "VSCA"), any action or determination by the Board of Directors with respect to the issuance, terms, conditions or redemption of the Rights shall be subject to the provisions of Section 13.1-690 of the VSCA and shall be valid if taken or determined in compliance therewith. Without limiting the foregoing, all such actions, calculations, interpretations and determinations (including, for purposes of clause
         (y) below, all omissions with respect to the foregoing) which are done or made by the Board of Directors of the Company (with, where specifically provided for herein, the concurrence of that number of Continuing Directors as provided herein) in accordance with the statutory standard of conduct for Directors set forth in Section


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

         13.1-690 of the VSCA, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties and (y) not subject the Board or the Continuing Directors to any liability to the holders of the Rights.

         Section 8. Amendment of Summary of Rights to Purchase Preferred Stock.
                    ----------------------------------------------------------

         (a) The second paragraph of Exhibit C to the Agreement is hereby amended and restated in its entirety to read as follows:

                  Initially, the Rights will be evidenced by the certificates representing shares of Common Stock then outstanding, and no separate Right Certificates will be distributed. The Rights will separate from the Common Stock and become exercisable upon the earlier of (1) ten calendar days following the Stock Acquisition Date, defined as the first date of a public announcement that a Person or group of affiliated or associated Persons has become an Acquiring Person (as defined below) or (2) ten business days (or such later date as may be determined by action of the Board of Directors prior to such time as any Person becomes an Acquiring Person or, if there has been an Adverse Change of Control, by a majority of the Continuing Directors (provided that a majority of the Board of Directors are Continuing Directors)) after the commencement of, or first public announcement of an intention to commence, a tender offer or exchange offer that would result in a Person or group beneficially owning 15% or more of such outstanding shares of Common Stock (the earlier of such dates being called the "Distribution Date").

                  With certain exceptions described in the Rights Agreement, a Person or group becomes an Acquiring Person when such Person or group acquires or obtains the right to acquire beneficial ownership of 15% or more of the then-outstanding shares of the Common Stock, or 10% or more of such shares if the Company's Board of Directors, in accordance with its good faith business judgment of the best interests of the Company, declares the acquiring Person an Adverse Person under guidelines set forth in the Rights Agreement. The Board of Directors may declare any Person to be an Adverse Person after it determines (i) that such Person, together with all affiliates and associates of such Person, has become the beneficial owner of 10% or more of the Company's Common Stock, and (ii) in accordance with its good faith business judgment of the best interests of the Company, that such Person's ownership in the Company (a) is reasonably likely to cause the Company to repurchase the Common Stock owned by such Person or cause the Company to take action that would provide such Person with short-term gain to the detriment of the long-term interests of the Company, or (b) is causing or reasonably likely to cause a material adverse impact on the business, financial position or prospects of the Company or any other entity in which the Company has a substantial economic interest.

         (b) The seventh paragraph of Exhibit C to the Agreement is hereby amended and restated in its entirety to read as follows:



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

                  After the Stock Acquisition Date, in the event that (i) the Company consolidates or merges with any other person, and the Company is not the surviving corporation, (ii) any person engages in a share exchange, consolidation or merger with the Company where the outstanding shares of Common Stock of the Company are exchanged for securities, cash or property of the other person and the Company is the surviving corporation, (iii) the Company is a party to a statutory share exchange with any other person after which the Company is a subsidiary of any other person or (iv) 50% or more of the Company's assets or earning power is sold or transferred, proper provision will be made so that each holder of a Right shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the Purchase Price of the Right. The events set forth in this paragraph and the preceding paragraph are referred to as the "Triggering Events."

         (c) The ninth paragraph of Exhibit C to the Agreement is hereby amended and restated in its entirety to read as follows:

                  At any time prior to the time at which there is an Acquiring Person, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.001 per Right; provided,
                                                                --------
         however, that if such redemption takes place after an Adverse Change of
         -------

         Control, at least a majority of the members of the Board of Directors must be Continuing Directors and such redemption must be approved by a majority of such Continuing Directors (the "Redemption Price"). The redemption of the Rights may be made effective at such time, on such basis, and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

         (d) The last line of the tenth paragraph of Exhibit C to the Agreement is hereby amended to delete and replace the word "two" with the words "a majority."

         (e) The eleventh paragraph of Exhibit C to the Agreement is hereby amended by deleting the second parenthetical therein and inserting in its place the following: "(provided that at least a majority of the members of the Board of Directors are Continuing Directors and such exchange is authorized by a majority of such Continuing Directors)."

         (f) The thirteenth paragraph of Exhibit C to the Agreement is hereby amended and restated in its entirety to read as follows:

                  The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights; provided, however, that if such amendment takes place after an
                 --------  -------
         Adverse Change of Control, at least a majority of the members of the Board of Directors must be Continuing Directors and such amendment must


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

         be approved by a majority of such Continuing Directors; and provided,
                                                                     --------
         further, that from and after such time as any Person becomes an
         -------
         Acquiring Person, the Rights Agreement may not be amended in any manner which would adversely affect the interests of holders of the Rights (other than an Acquiring Person).

         Section 9. "Agreement" as Amended. The term "Agreement" as used in the
                     ---------------------
Agreement shall be deemed to refer to the Agreement as amended hereby, and all references to the Agreement shall be deemed to include this Amendment.

         Section 10. Effectiveness. This Amendment shall be effective as of the
                     -------------
date first written above and, except as set forth herein, the Agreement shall remain in full force and effect and otherwise shall be unaffected hereby.

         Section 11. Counterparts. This Amendment may be executed in two or more
                     ------------
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.


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

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and attested as of the date first written above.



                                    PENN VIRGINIA CORPORATION


                                    By:  /s/ Nancy M. Snyder
                                       -----------------------------------------
                                       Name:  Nancy M. Snyder
                                       Title: Vice President, General Counsel
                                              and Corporate Secretary



                                    AMERICAN STOCK TRANSFER & TRUST COMPANY


                                    By:  /s/ Herbert J. Lemmer
                                       -----------------------------------------
                                          Name:  Herbert J. Lemmer
                                          Title: Vice President







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